UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified In Its Charter)

BIGLARI CAPITAL CORP.

THE LION FUND II, L.P.

BIGLARI HOLDINGS INC.

FIRST GUARD INSURANCE COMPANY

SOUTHERN PIONEER PROPERTY AND CASUALTY INSURANCE COMPANY

BIGLARI REINSURANCE LTD.

BIGLARI INSURANCE GROUP INC.

SARDAR BIGLARI

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Biglari Capital Corp., together with the other participants named herein (collectively, “Biglari”), has filed a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit WITHHOLD votes on the election of certain directors of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), at the Company’s 2025 annual meeting of shareholders.

On September 18, 2025, Biglari posted the following material on X (formerly known as Twitter):

🌸 Digi Gal ✨ @DigitalGal_X · 7h

Cracker Barrel stocks fall 10% because the DEI CEO is still there there, fixed your title x.com/cnbc/status/19...

ERICAN
LERS
4
WSMV
FIRE THE
CEO
NASHVILLE NEWS
'Fire the CEO' billboard appears in Nashville, resembling canceled Cracker Barrel logo

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Biglari Capital Corp., together with the other participants named below (collectively, “Biglari”), has filed a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies to vote WITHHOLD on the election of certain directors of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), at the Company’s 2025 annual meeting of shareholders.

BIGLARI STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Biglari Capital Corp. (“Biglari Capital”), The Lion Fund II, L.P. (“The Lion Fund II”), First Guard Insurance Company (“First Guard”), Southern Pioneer Property and Casualty Insurance Company (“Southern Pioneer”), Biglari Reinsurance Ltd. (“Biglari Reinsurance”), Biglari Insurance Group Inc. (“Biglari Insurance”), Biglari Holdings Inc. (“Biglari Holdings”) and Sardar Biglari.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 654,141 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). As of the date hereof, The Lion Fund II is the direct beneficial owner of 585,000 shares of Common Stock. Biglari Capital, as the general partner of The Lion Fund II, may be deemed to beneficially own the 585,000 shares of Common Stock owned by The Lion Fund II. As of the date hereof, First Guard is the direct beneficial owner of 62,300 shares of Common Stock. As of the date hereof, Southern Pioneer is the direct beneficial owner of 6,841 shares of Common Stock. Biglari Reinsurance, as the direct parent company of each of First Guard and Southern Pioneer, may be deemed to beneficially own the 69,141 shares of Common Stock owned in the aggregate by First Guard and Southern Pioneer. Biglari Insurance, as the direct parent company of Biglari Reinsurance, may be deemed to beneficially own the 69,141 shares of Common Stock owned in the aggregate by First Guard and Southern Pioneer. Biglari Holdings, as the direct parent company of Biglari Insurance, may be deemed to beneficially own the 69,141 shares of Common Stock owned in the aggregate by First Guard and Southern Pioneer. Mr. Biglari, as the Chairman and Chief Executive Officer of each of Biglari Capital and Biglari Holdings, may be deemed to beneficially own the 654,141 shares of Common Stock owned in the aggregate by The Lion Fund II, First Guard and Southern Pioneer.